                                                                   Exhibit 10.21

            NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

          ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, National Association, a national banking association (the "Bank") being parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996 as amended from time to time through the date hereof (collectively the "Agreement"), hereby agree to amend the Agreement by this Ninth Amendment to Amended and Restated Credit Agreement (the "Ninth Amendment"), on the terms and subject to the conditions set forth as follows:

1.       DEFINITIONS

         a. Terms used in this Ninth Amendment with their initial letter capitalized which are not defined herein shall have the meanings ascribed to them in the Agreement.

         b. The following definitions set forth in Section 1 of the Agreement are hereby amended and restated in their entirety to read as follows:

o "Applicable Rate" means that number of percentage points to be taken into account in determining the Applicable Spread which is used in computing the rate at which interest accrues on the Loans, the Applicable Unused Fee Rate which is used in calculating the Unused Fee, the Applicable Commission Rate which is used in calculating the amount of Commission which is payable with respect to Standby Letters of Credit, and the Applicable Issuance Fee Rate which is used in calculating the amount of Issuance Fees payable with respect to Commercial Letters of Credit. Initially, from the date of the Ninth Amendment and until receipt by the Bank of the Company's first fiscal quarter end financial statements furnished after such date to the Bank pursuant to the requirements of Section 5.b(ii), the Applicable Rate shall be determined by reference to the Company's Leverage Ratio in accordance with the following table:

                                 Applicable Rate

                       Applicable Spread*
                       -------------------------------        Applicable   Applicable        Applicable
                       Prime-based         LIBOR-based        Unused Fee   Commission        Issuance
Leverage Ratio         Rate                Rate               Rate         Rate              Fee Rate
--------------         -----------------   ------------------------------------------------------------
greater than or
equal to               0.00% RL            1.75% RL           .375%        1.375%            .625%
2.50:1.00              0.00% TL            2.00% TL
-------------------------------------------------------------------------------------------------------
less than or
equal to
2.49:1.00, but
greater than or
equal to               0.00% RL            1.50% RL           .25%         1.25%             .50%
2.00:1.00              0.00% TL            1.75% TL
-------------------------------------------------------------------------------------------------------
less than or
equal to
1.99:1.00, but
greater than or
equal to               0.00% RL            1.25% RL           .25%         1.125%            .375%
1.50:1.00              0.00% TL            1.50% TL
-------------------------------------------------------------------------------------------------------
less than 1.50:1.00    0.00% RL            1.00% RL           .25%         1.00%             .25%
                       0.00% TL            1.25% TL
-------------------------------------------------------------------------------------------------------

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         * Where "RL" means Revolving Loan and "TL" means Term Loan.

         Such determination and resulting rate change will be effective as of the first day of the month following the receipt of the financial statements.

         Thereafter, the Applicable Rate shall be determined on the basis of the financial statements of the Company for each fiscal quarter end furnished to the Bank pursuant to the requirements of Section 5.b(ii), and shall be effective as of the first day of the month following the receipt of the financial statements. Commissions and Issuance Fees with respect to Letters of Credit shall be determined from the Applicable Rate in effect when the related Letter of Credit is issued or renewed, and will thereafter adjust quarterly after receipt of the financial statements and determination of the Applicable Rate. It is noted that the above table provides an Applicable Rate for a Leverage Ratio greater than that which will be permissible under the terms of Section 5.g(ii). For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Company of the covenant stated in Section 5.g(ii), notwithstanding the accrual of interest upon the Loan at a rate determined in accordance with this definition.

2. TERM LOAN. Section 2.c. of the Agreement is hereby amended and restated in its entirety, to read as follows:

         c. The Term Loan. The Bank will make a term loan (the "Term Loan") to the Company contemporaneously with the execution of this Agreement on the following terms and subject to the following conditions:

                  (i) Amount. The principal amount of the Term Loan shall be Twenty Million Five Hundred Thousand and No/100 Dollars ($20,500,000) or so much thereof as shall be advanced for the purposes set forth herein.

                  (ii) The Term Note. The obligation of the Company to repay the Term Loan shall be evidenced by a promissory note (the "Term Note") in the form of Exhibit A. The principal of the Term Loan shall be repayable in equal annual installments of $4,100,000 each, due and payable on the last day of each March, commencing March 31, 2001, provided that if the full amount set forth above is not advanced at closing, the annual installments shall be reduced proportionately. On March 31, 2005, the entire remaining principal amount of the Term Loan shall be due and payable, together with all accrued and unpaid interest. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of $250,000.00. Further, any partial prepayment up to the amount of the next scheduled principal installment, shall be applied to that installment but prepayments in excess of the next scheduled installment shall be applied to the principal installments payable on the Term Loan in the inverse order of their maturities.

                  (iii) Interest on the Term Loan. The unpaid principal balance from time to time of the Term Loan shall bear interest from the date the Loan is made prior to the maturity of the Term Note at a rate per annum equal to the Prime Rate plus the Applicable Spread, except that at the option of the Company exercised from time to time as provided in
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                  Section 2.d(i) of the Agreement, interest may accrue prior to maturity on the entire outstanding balance of the Term Loan or on any portion thereof which is in excess of $1,000,000.00 and as to which no Optional Rate previously selected remains in effect at a LIBOR-based Rate for a period of 30, 60, 90 or 180 days; provided that no Optional Rate may be elected for a period extending beyond the scheduled final maturity of the Term Loan. Those elections of a "LIBOR-based Rate" which have been made under the "Term Loan" as outstanding prior to the Ninth Amendment and which remain in effect on the date of the Ninth Amendment, shall continue, under this Agreement, to be in effect through the end of the interest period for which elected. After maturity, whether scheduled maturity or maturity by virtue of acceleration on account of the occurrence of an Event of Default, interest will accrue on the Term Loan at a rate per annum equal to the Prime Rate plus the Applicable Spread plus two percent (2%), except that as to any portion of the Loan for which the Company may have elected an Optional Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus the Applicable Spread plus two percent (2%) per annum or the Optional Rate then in effect plus two percent (2%) per annum. Prior to maturity, interest shall be due and payable on the last Banking Day of each month in addition to any installment of principal which may be due and payable on such date. After maturity, interest shall be payable as accrued and without demand.

                  (iv) Use of Proceeds of the Term Loan; Reduction of Principal Amount. The proceeds of the Term Loan shall be used to finance the repurchase of stock by the Company from existing shareholders in a tender offer filed with and in compliance with the applicable regulations of the Securities and Exchange Commission, through open-market purchases and to repurchase outstanding warrants for stock in an aggregate amount not to exceed Thirteen Million Five Hundred Thousand and No/100 Dollars ($13,500,000) on or prior to March 31, 2000 and to refinance the Company's existing Term Loan in the amount of Seven Million and No/100 Dollars ($7,000,000.00). On or before March 31, 2000, the Company shall deliver to the Bank a Certificate of an Authorized Officer certifying that the Company has used $13,500,000 of the Term Loan proceeds, or such lesser amount as actually used, to repurchase the common stock of the Company through the tender offer, open-market purchases or through the purchase of warrants. In the event that the Company has not fully utilized the $13,500,000 for such purpose by March 31, 2000, the remaining unused proceeds of the Term Loan, to the extent advanced, shall be immediately repaid by the Company as a prepayment of the Term Loan and shall be applied against the latest maturing installment of principal; and if not previously advanced, shall be cancelled, and in either event the annual principal payments shall be adjusted proportionately to reflect the actual principal amount outstanding.

                  (v) Commitment Fee. In consideration of the Bank's agreement to advance new funds to the Company and refinance the balance of the Company's existing term loan, the Company shall pay a Commitment Fee equal to 1/4% of the amount of the increase in the Term Loan with the fee not to exceed $33,750.00, which shall be due and payable at Closing.

3. AFFIRMATIVE COVENANTS. Sections 5.g(i), (ii) and (iii) of the Agreement are hereby amended to read in their entirety as follows:

                  (i) Tangible Net Worth. The Company shall maintain its
                  Tangible Net Worth,
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                  determined on a consolidated basis, of not less than an amount equal to 95% of the Company's consolidated Tangible Net Worth as of the date of funding of the tender offer (after giving effect to the tender offer and its related transactional expenses) until June 30, 2000. At June 30, 2000 and at the last day of each fiscal quarter end thereafter, the Tangible Net Worth to be maintained by the Company on that date and at all times thereafter until the last day of the next quarter shall be increased by an amount equal to seventy-five percent (75%) of the Company's consolidated net profit for the fiscal quarter then ended.

                  (ii) Leverage Ratio. For each period of four consecutive fiscal quarters of the Company ending during the periods indicated in the table below, the Company shall maintain a Leverage Ratio, at levels not greater than those shown in the following table:

                      Period                                      Ratio
                      ------                                      -----
                  from the date of this Ninth Amendment           3.00 to 1.0
                     and until March 31, 2001

                  At April 1, 2001 and at all                     2.50 to 1.0
                     times thereafter

                  (iii) Debt Service Coverage. For each period of four consecutive fiscal quarters ending during the periods indicated in the table below, the Company shall maintain a debt service coverage ratio (hereinafter defined), determined on a consolidated basis, of not less than that indicated in the table below.

                      Period                                      Ratio
                      ------                                      -----
                  from the date of this Ninth Amendment and
                     until December 30, 2000                      1.05 to 1.0

                  from December 31, 2000 and until
                     December 29, 2001                            1.10 to 1.0

                  at December 30 , 2001 and at all
                     times thereafter                             1.20 to 1.0

                  For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of (A) the sum of consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus non-recurring and extraordinary charges, all for the period for which the ratio is being determined, over (B) the sum of scheduled Term Loan and other debt payments plus interest expense plus cash income taxes plus capital expenditures which were not financed plus stock repurchased and cash dividends made, but excluding the stock repurchase under the tender offer and related activities referred to in Section 2(c)(iv) above, all for the period for which such ratio is being determined.
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4.       NEGATIVE COVENANT.  Section 6.a. of the Agreement is hereby amended and restated in its entirety to read as follows:

         a. Restricted Payments. If an Event of Default has occurred and is continuing or would occur as a result of any of the following, the Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock; and the Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Company.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Ninth Amendment, the Company represents and warrants to the Bank that:

         a. The execution and delivery of this Ninth Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Company of its obligations under this Ninth Amendment and all of the documents executed in connection herewith are within the corporate power of the Company, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or of any agreement binding upon the Company or any of its property.

         b. This Ninth Amendment and all of the documents executed by the Company in connection herewith are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

         c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof except that the representations contained in Section 3.d. of the Agreement shall be deemed to refer to the latest financial statements furnished by the Company to the Bank.

         d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this Ninth Amendment.

6. CONDITIONS PRECEDENT. This Ninth Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution of this Ninth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

         a. This Ninth Amendment;

         b. The replacement Term Loan Note;

         c. Certified copies of Resolutions of the Board of Directors of the Company, authorizing the execution, delivery and performance, respectively of this Ninth Amendment and the Term Loan Note, and the other Loan Documents to which such entity is a party;
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         d. Certificate of the Secretary of the Company certifying the name of the officer or officers authorized to sign each document to which the Company is a party, together with a sample of the true signature of each such officer;

         e. Copies of the Articles of Incorporation and Bylaws of the Company certified by the Secretary of such entity or a Certificate of No Change to such documents if previously delivered to the Bank;

         f. An opinion of counsel for the Company in form and substance acceptable to the Bank and its counsel;

         g. Receipt of payment of the reasonable legal fees and expenses of Bank's counsel at closing or immediately upon receipt by Borrower of an invoice therefor.

         h. Payment of the Commitment Fee due at closing.

         i. Such other documents as the Bank may reasonably request, including but not limited to all documents filed with the Securities and Exchange Commission regarding the tender offer.

7. PRIOR AGREEMENTS. The Agreement, as amended by this Ninth Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subjects of the Agreement, as amended by this Ninth Amendment, and any oral or written proposals or commitments made or issued by the Bank.

8. AFFIRMATION. Except as expressly amended by this Ninth Amendment, all of the terms and conditions of the Agreement and each of the Loan Documents remains in full force and effect.

         Executed on March 28, 2000.

                                       ESCALADE, INCORPORATED

                                       By John R. Wilson
                                          --------------------------------------
                                          John R. Wilson, Secretary


                                       BANK ONE, INDIANA, NATIONAL ASSOCIATION

                                       By Steven J. Krakoski
                                          --------------------------------------
                                          Steven J. Krakoski, Vice President and
                                          Senior Relationship Manager